UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2016

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement Plan of Merger

On December 1, 2016, a wholly-owned subsidiary of Information Services Group, Inc. (“ISG” or the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”), by and among Alsbridge Holdings, Inc., a Delaware corporation (“Alsbridge”), ISG Information Services Group Americas, Inc., a Texas corporation (“Parent”), Gala Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), and LLR Equity Partners III, L.P., solely in its capacity as representative of the equityholders of Alsbridge, pursuant to which Acquisition Sub merged with and into Alsbridge with Alsbridge becoming an indirect wholly-owned subsidiary of ISG (the “Merger”).

Under the terms of the Merger Agreement, Parent paid to the former security holders of Alsbridge merger consideration with an aggregate value equal to approximately $74 million, consisting of $56.0 million in cash, an aggregate of $7.0 million in unsecured subordinated promissory notes (the “Notes”) and 3.2 million shares of ISG’s common stock, par value $0.001 per share (“ISG Stock”) (collectively, the “Merger Consideration”). ISG funded the cash portion of the Merger Consideration with borrowings under the Amended and Restated Credit Agreement (as defined below). The stockholders of Alsbridge also have the opportunity to receive contingent consideration in an aggregate amount up to approximately $2.5 million based upon the collection of certain accounts receivable.

The Merger Agreement contains customary representations, warranties and covenants of Alsbridge. The Merger Agreement also contains customary indemnification provisions whereby the former equityholders of Alsbridge have agreed to indemnify, subject to certain caps and thresholds, Parent and affiliated parties for any liabilities and losses arising out of any inaccuracy in, or breaches of, the representations, warranties and covenants of Alsbridge in the Merger Agreement, pre-closing taxes of Alsbridge, appraisal claims of former Alsbridge stockholders (if any) and certain other matters.  Of the Merger Consideration otherwise payable in the Merger to former Alsbridge equityholders, 1.5 million shares of ISG Stock were placed in a third party escrow fund until March 1, 2018 as security for the indemnification obligations of former Alsbridge equityholders under the Merger Agreement.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference.

Amended and Restated Credit Agreement

On December 1, 2016, the Company entered into an amended and restated senior secured credit facility comprised of a $110,000,000 term loan facility and a $30,000,000 revolving credit facility, amending and restating the senior secured credit facility entered into on May 3, 2015 (“Amended and Restated Credit Agreement”).  The material terms of the senior secured credit facility are as follows:

•              Each of the term loan facility and revolving credit facility has a maturity date of December 1, 2021 (the “Maturity Date”).

•              The credit facility is secured by all of the equity interests owned by the Company, and its direct and indirect domestic subsidiaries and, subject to agreed exceptions, the Company’s direct and indirect “first-tier” foreign subsidiaries and a perfected first priority security interest in all of the Company’s and its direct and indirect domestic subsidiaries’ tangible and intangible assets.

•              The Company’s direct and indirect existing and future wholly-owned domestic subsidiaries serve as guarantors to the Company’s obligations under the senior secured facility.

•              At the Company’s option, the credit facility bears interest at a rate per annum equal to either (i) the “Base Rate” (which is the highest of (a) the rate publicly announced from time to time by the administrative agent as its “prime rate”, (b) the Federal Funds Rate plus 0.5% per annum and (c) the Eurodollar Rate, plus 1.0%), plus the applicable margin (as defined below) or (ii) Eurodollar Rate (adjusted for maximum reserves) as determined by the Administrative Agent, plus the applicable margin.  The applicable margin is adjusted quarterly based upon the Company’s quarterly leverage ratio.  Prior to the end of the first full quarter following the closing of the credit facility, the applicable margin shall be a percentage per annum equal to 2.5% for the term loans and the revolving loans maintained as Base Rate loans or 3.5% for the term loans and revolving loans maintained as Eurodollar loans.

•              The Term Loan is repayable in four consecutive quarterly installments of $1,375,000 each, commencing March 31, 2017, followed by eight consecutive quarterly installments in the amount of $2,062,500 each, commencing March 31, 2018, followed by seven consecutive quarterly installments of $2,750,000 each, commencing March 31, 2020 and a final payment of the outstanding principal amount of the Term Loan on the Maturity Date.

•              Mandatory repayments of term loans shall be required from (subject to agreed exceptions) (i) 100% of the proceeds from asset sales by the Company and its subsidiaries, (ii) 100% of the net proceeds from issuances of debt by the Company and its subsidiaries, and (iii) 100% of the net proceeds from insurance recovery and condemnation events of the Company and its subsidiaries.

•              The senior secured credit facility contains a number of covenants that, among other things, place restrictions on matters customarily restricted in senior secured credit facilities, including restrictions on indebtedness (including guarantee obligations), liens, fundamental changes, sales or disposition of property or assets, investments (including loans, advances, guarantees and acquisitions), transaction with affiliates, dividends and other payments in respect of capital stock, optional payments and modifications of other material debt instruments, negative pledges and agreements restricting subsidiary distributions and changes in line of business. In addition, the Company is required to comply with a total leverage ratio and fixed charge coverage ratio.

•              The senior secured credit facility contains customary events of default, including cross-default to other material agreements, judgment default and change of control.

The full text of the credit facility is set forth as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Securities Purchase Agreement

On December 1, 2016, ISG entered into a securities purchase agreement (the “Purchase Agreement”) with Chevrillon & Associés SCA (the “Buyer”).  The Buyer is an accredited investor and an existing stockholder of the Company.  Pursuant to the Purchase Agreement, the Buyer acquired a total of 3,000,000 shares of ISG Stock for aggregate consideration of $12.0 million.  The Company intends to use the proceeds from the stock issuance for working capital and other general corporate purposes.  The full text of the Purchase Agreement is set forth as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 1, 2016, the Merger was consummated.  The material terms of the Merger are described under Item 1.01 hereof and are incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 of this Current Report is incorporated herein by reference into this Section 2.03.  The Notes mature on September 1, 2018 and interest accrues on the principal amount daily at a rate of 2.0% and is payable upon maturity.

The foregoing summary of the Notes does not purport to be complete.  Additionally, the foregoing summary of the Notes is subject to, and qualified in its entirety by, the full text of the form of Note, which is attached as Exhibit 4.1 and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of ISG Stock issued pursuant to the Merger Agreement and Purchase Agreement were each issued in reliance on an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The recipients of securities in the transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in the Merger and pursuant to the Purchase Agreement.

ITEM 8.01 OTHER EVENTS

On December 1, 2016, the Company issued a press release announcing the execution of the Merger Agreement, the Amended and Restated Credit Agreement and the Purchase Agreement, and consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.2.

The information provided pursuant to this Item 8.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filings.

CAUTIONS ABOUT FORWARD-LOOKING STATEMENTS

This Current Report contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning the acquisition of Alsbridge and other future events and their potential effects on ISG and Alsbridge. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risk and uncertainties include, without limitation: (1) the ability to successfully combine the businesses of ISG and Alsbridge; (2) operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) diversion of management time on acquisition related issues; (4) reaction of Alsbridge customers to the transaction; (5) retention of key employees following closing; and (6) general economic conditions.  Those risks and uncertainties also relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and Alsbridge and their respective subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and Alsbridge and their respective subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; and (12) ability to successfully consummate or integrate strategic acquisitions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission.  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)                                 All required financial statements with respect to Alsbridge will be filed by amendment to this Current Report within 71 days after the date that this Current Report is required to be filed.

(b)                                 All required pro forma financial information with respect to the Merger will be filed by amendment to this Current Report within 71 days after the date that this Current Report is required to be filed.

(d)                                 Exhibits.

2.1                               Agreement and Plan of Merger, dated as of December 1, 2016, by and among Alsbridge Holdings, Inc., ISG Information Services Group Americas, Inc., Gala Acquisition Sub, Inc., and LLR Equity Partners III, L.P., as representative of the equityholders

4.1                               Form of Unsecured Subordinated Promissory Note

10.1                        Amended and Restated Credit Agreement, dated as of December 1, 2016, among Information Services Group, Inc., various lenders and Bank of America, N.A., as Administrative Agent

10.2                        Securities Purchase Agreement, dated as of December 1, 2016, by and between Information Services Group, Inc. and Chevrillon & Associés SCA

99.1                        Press Release, dated December 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2016	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of December 1, 2016, by and among Alsbridge Holdings, Inc., ISG Information Services Group Americas, Inc., Gala Acquisition Sub, Inc., and LLR Equity Partners III, L.P., as representative of the equityholders

4.1	Form of Unsecured Subordinated Promissory Note

10.1	Amended and Restated Credit Agreement, dated as of December 1, 2016, among Information Services Group, Inc., various lenders and Bank of America, N.A., as Administrative Agent

10.2	Securities Purchase Agreement, dated as of December 1, 2016, by and between Information Services Group, Inc. and Chevrillon & Associés SCA

99.1	Press Release, dated December 1, 2016